SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 12, 2016

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

Note Purchase Agreement and Contribution Agreement

On December 12, 2016, Pacific Ethanol, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with 5 accredited investors (the “Investors”). Under the terms of the Note Purchase Agreement, the Company agreed to sell $55.0 million in aggregate principal amount of its senior secured notes (the “Notes”) to the Investors in a private offering (the “Note Transaction”) for aggregate gross proceeds of 97% of the principal amount of the Notes sold. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The Notes will be issued at the closing and will mature on December 15, 2019 (the “Maturity Date”). Interest on the Notes will accrue at a rate equal to (i) the greater of 1% and the three-month London Interbank Offered Rate (“LIBOR”), plus 7.0% from the closing through December 14, 2017, (ii) the greater of 1% and LIBOR, plus 9% between December 15, 2017 and December 14, 2018, and (iii) the greater of 1% and LIBOR plus 11% between December 15, 2018 and the Maturity Date. The interest rate will increase by an additional 2% per annum above the interest rate otherwise applicable upon the occurrence, and during the continuance, of an event of default until such event of default has been cured. Interest shall be payable in cash in arrears on the 15th calendar day of each March, June, September and December beginning on March 15, 2017. The Company is required to pay all outstanding principal and any accrued and unpaid interest on the Notes on the Maturity Date. The Company may, at its option, prepay the Notes at any time without premium or penalty. The Notes contain a variety of events of default which are typical for transactions of this type. The payments due under the Notes will rank senior to all other indebtedness of the Company, other than permitted senior indebtedness. The Notes contain a variety of obligations on the part of the Company not to engage in certain activities, which are typical for transactions of this type, including that (i) the Company and certain of its subsidiaries will not incur other indebtedness, except for certain permitted indebtedness, (ii) the Company and certain of its subsidiaries will not redeem, repurchase or pay any dividend or distribution on their respective capital stock without the prior consent of the holders of the Notes holding 66-2/3% of the aggregate principal amount of the Notes, other than certain permitted distributions, (iii) the Company and certain of its subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any assets of the Company or any such subsidiary, except for certain permitted dispositions (including the sales of inventory or receivables in the ordinary course of business), and (iv) the Company and certain of its subsidiaries will not issue any capital stock or membership interests for any purpose other than to pay down a portion of all of the amounts owed under the Notes and in connection with the Company’s stock incentive plans. The Notes will be secured by a first-priority security interest in the Company’s wholly-owned subsidiary, PE Op. Co. pursuant to the terms of a Security Agreement to be entered into at the closing.

On December 12, 2016, Pacific Ethanol Central, LLC (“PE Central”), a wholly-owned subsidiary of the Company, entered into a Contribution Agreement (the “Contribution Agreement”) with Aurora Cooperative Elevator Company, a Nebraska cooperative corporation (“Aurora Coop”) and Pacific Aurora, LLC, a Delaware limited liability company (“Pacific Aurora”), pursuant to which (i) PE Central agreed to contribute 100% of the equity interests of its wholly-owned subsidiaries, Pacific Ethanol Aurora East, LLC (“AE”) and Pacific Ethanol Aurora West, LLC (“AW”) (which own the Aurora East and Aurora West ethanol plants, respectively) to Pacific Aurora in exchange for an 88.15% ownership interest in Pacific Aurora and a certain amount in cash, and (ii) Aurora Coop agreed to contribute its elevator and related grain handling assets located in Aurora, Nebraska, to Pacific Aurora in exchange for an 11.85% ownership interest in Pacific Aurora.

The transactions contemplated by the Contribution Agreement and Note Purchase Agreement are expected to close simultaneously on or prior to December 31, 2016, subject to satisfaction of customary and other closing conditions. There can be no assurance that the transactions contemplated by the Contribution Agreement or the Note Purchase Agreement will be consummated.  The Company or any Investor may terminate the Note Purchase Agreement if the closing does not occur on or prior to January 11, 2017. PE Central or Aurora Coop may terminate the Contribution Agreement if the closing does not occur prior to March 31, 2017, or earlier if the conditions to closing are incapable of being satisfied.

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The closing of the transactions contemplated by the Contribution Agreement are conditioned on the closing of the transactions contemplated by the Note Purchase Agreement, and vice versa. The closings of the transactions contemplated by both the Contribution Agreement and the Note Purchase Agreement are also conditioned upon the simultaneous closing of (i) the transactions contemplated by the terms of a proposed Unit Purchase Agreement to be entered into between PE Central and Aurora Coop (the “Unit Purchase Agreement”), (ii) the transactions contemplated by the terms of a proposed Credit Agreement (the “Pekin Credit Agreement”) to be entered into by and between Pacific Ethanol Pekin, Inc. (“Pekin”), 1st Farm Credit Services, PCA and CoBank, ACB (as cash management provider and agent), and (iii) the transactions contemplated by the terms of a proposed Credit Agreement (the “Pacific Aurora Credit Agreement”) by and among Pacific Aurora, AW, AE (Pacific Aurora, AW and AE, collectively, the “Aurora Borrowers”) and CoBank, ACB.

Unit Purchase Agreement

Under the terms of the Unit Purchase Agreement, PE Central plans to sell a 14.22% ownership interest in Pacific Aurora to Aurora Coop for $30.0 million in cash. Following the closing of the Contribution Agreement and the Unit Purchase Agreement, PE Central will own 73.93% of Pacific Aurora and Aurora Coop will own 26.07% of Pacific Aurora.

Pekin Credit Facility

Under the terms of the Pekin Credit Agreement, Pekin plans to borrow from 1st Farm Credit Services, PCA $64.0 million under the terms of a term loan facility that will mature on August 20, 2021 (the “Pekin Term Loan”) and $32.0 million under the terms of a revolving term loan facility that will expire on February 1, 2022 (the “Pekin Revolving Loan” and, together with the Pekin Term Loan, the “Pekin Credit Facility”). The Pekin Credit Facility will be secured by a first-priority security interest in all of the assets of Pekin. Interest accrues under the Pekin Credit Facility at a rate equal to the 30-day LIBOR plus 3.75%, payable monthly. Pekin will make quarterly principal payments in the amount of $3.5 million on the Pekin Term Loan beginning on May 20, 2017 followed by a principal payment of $4.5 million on August 20, 2021. Pekin will pay a 0.75% per annum fee on any unused portion of the Pekin Revolving Loan, payable monthly in arrears. Prepayment of the Pekin Credit Facility will be subject to a prepayment penalty. Under the terms of the Pekin Credit Agreement, Pekin will be required to maintain not less than $20.0 million in working capital and an annual debt coverage ratio of not less than 1.25. to 1.0. The Pekin Credit Agreement contains a variety of affirmative covenants, negative covenants and events of default which are customary for transactions of this type.

Pacific Aurora Credit Facility

Under the terms of the Pacific Aurora Credit Agreement, Pacific Aurora plans to borrow from CoBank, ACB $30.0 million under the terms of a revolving term loan facility that will mature on February 1, 2022 (the “Pacific Aurora Credit Facility”). The Aurora Facility will be secured by a first-priority security interest in all of the assets of Aurora Borrowers. Availability under the Pacific Aurora Credit Facility will be reduced by $2.5 million on the first day of each June and December beginning on June 1, 2017 through and including December 1, 2020. Interest accrues under the Pacific Aurora Credit Facility at a rate equal to the 30-day LIBOR plus 4.0%, payable monthly. Pacific Aurora will pay a 0.75% per annum fee on any unused portion of the Pacific Aurora Credit Facility, payable monthly in arrears. Prepayment of the Pacific Aurora Credit Facility will be subject a prepayment penalty. Under the terms of the Pacific Aurora Credit Agreement, Pacific Aurora will be required to maintain not less than $22.5 million in working capital through June 30, 2017, not less than $24.0 million in working capital after June 30, 2017, and an annual debt coverage ratio of not less than 1.5 to 1.0. The Company will enter into a Working Capital Maintenance Agreement with CoBank, pursuant to which the Company will agree to contribute capital to Pacific Aurora (through PE Central) from time to time to ensure that Pacific Aurora maintains the minimum working capital thresholds required in the Pacific Aurora Credit Agreement. The Pacific Aurora Credit Agreement contains a variety of affirmative covenants, negative covenants and events of default which are customary for transactions of this type.

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Use of Proceeds

The Company plans to use the borrowings under the Pekin Credit Facility together with the $30.0 million received from the sale of interests under the Unit Purchase Agreement and approximately $32.5 million of the net proceeds received under the Note Purchase Agreement to repay the approximately $158.5 million owed under the terms of the Amended and Restated Senior Secured Term Loan Credit Agreement dated September 24, 2012 among PE Central, the lenders from time to time party thereto, and Citibank, N.A. (the “Existing PE Central Term Loan”).

The description of the Contribution Agreement and the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Contribution Agreement and the Note Purchase Agreement filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference. Readers should review those agreements for a complete understanding of the terms and conditions associated with the transactions described in this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

10.1	Contribution Agreement, dated December 12, 2016, by and among Pacific Ethanol Central, LLC, Aurora Cooperative Elevator Company and Pacific Aurora, LLC. (#)

10.2	Note Purchase Agreement, dated December 12, 2016, by and between Pacific Ethanol, Inc. and the Investors. (#)

99.1	Press Release dated December 12, 2016

_______________
(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	PACIFIC ETHANOL, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright Vice President, General Counsel and Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Contribution Agreement, dated December 12, 2016, by and among Pacific Ethanol Central, LLC, Aurora Cooperative Elevator Company and Pacific Aurora, LLC. (#)

10.2	Note Purchase Agreement, dated December 12, 2016, by and between Pacific Ethanol, Inc. and the Investors. (#)

99.1	Press Release dated December 12, 2016

_______________
(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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